SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED AUGUST 25, 1999
(To Prospectus dated May 17, 1999)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

             CHL Mortgage Pass-Through Certificates, Series 1999-10
                                     Issuer
                                   ----------

                            The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated August 25, 1999, prepared in connection with the offering of the offered certificates of the series referenced above and in the prospectus of the depositor dated May 17, 1999. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of the September 25, 2002, the class certificate balance of the Class PO Certificates was approximately $5,066,496.


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO Certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

--------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
--------------------------------------------------------------------------------

October 15, 2002

                                THE MORTGAGE POOL

                  As of September 1, 2002 (the "Reference Date"), the Mortgage Pool included approximately 546 Mortgage Loans having an aggregate Stated Principal Balance of approximately $181,795,689.

                  The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.

                                                                     As of
                                                               September 1, 2002
Total Number of Mortgage Loans..............................          546
Delinquent Mortgage Loans and Pending Foreclosures at Period
End (1)
         30-59 days.........................................         1.28%
         60-90 days.........................................         0.73%
         91 days or more (excluding pending foreclosures)...         0.92%
                                                                     -----
         Total Delinquencies................................         2.93%
                                                                     =====
Foreclosures Pending........................................         0.55%
                                                                     -----
Total Delinquencies and foreclosures pending................         3.48%
                                                                     =====
--------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

                  One (1) Mortgage Loan has been converted and is, as of the Reference Date, an REO Loan.

                  Certain information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                           SERVICING OF MORTGAGE LOANS

The Master Servicer

                  Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

                  The following table summarizes the delinquency, foreclosure and loss experience, respectively, on the dates indicated, of all mortgage loans originated or acquired by Countrywide Home Loans, Inc., serviced or master serviced by the Seller and/or the Master Servicer and securitized by the Depositor. The delinquency, foreclosure and loss percentages may be affected by the size and relative lack of seasoning of such servicing portfolio which increased from approximately $10.990 billion at February 28, 1998, to approximately $15.844 billion at February 28, 1999, to approximately $17.759 billion at February 29, 2000, to approximately $21.251 billion at February 28, 2001, to approximately $25.658 billion at December 31, 2001, and to approximately $29.205 billion at June 30, 2002. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount or severity of delinquency or losses on the Mortgage Loans and no assurances can be given that the foreclosure, delinquency and loss experience presented in the table below will be indicative of such experience on the Mortgage Loans:

                                                                                                              At            At
                                                                  At February 28(29),                    December 31,    June 30,
                                                 ------------------------------------------------------ ------------- --------------
                                                     1998          1999          2000          2001          2001          2002
                                                 ------------ ------------- ------------- ------------- ------------- --------------
   Delinquent Mortgage Loans and
      Pending Foreclosures at
         Period End
        30-59 days ............................         1.08%         1.03%         1.36%         1.61%         1.89%          1.85%
        60-89 days ............................         0.16          0.18          0.22          0.28          0.39           0.40
        90 days or more (excluding
           pending foreclosures) ..............         0.16          0.12          0.16          0.14          0.23           0.28
                                                 ------------ ------------- ------------- ------------- ------------- --------------
            Total of delinquencies ............         1.40%         1.32%         1.75%         2.03%         2.51%          2.53%
                                                 ============ ============= ============= ============= ============= ==============
   Foreclosures pending .......................         0.17%         0.14%         0.16%         0.27%         0.31%          0.28%
                                                 ============ ============= ============= ============= ============= ==============
   Total delinquencies and
       foreclosures pending ...................         1.57%         1.46%         1.91%         2.30%         2.82%          2.81%
                                                 ============ ============= ============= ============= ============= ==============

   Net Gains/(Losses) on
       liquidated loans(1) ....................  $(2,662,000)  $(2,882,524)  $(3,076,240)  $(2,988,604)  $(5,677,141)   $(3,054,092)
   Percentage of Net
       Gains/(Losses) on
       liquidated loans(1)(2) .................      (0.024)%      (0.018)%      (0.017)%      (0.014)%      (0.022)%       (0.010)%
   Percentage of Net
       Gains/(Losses) on
       liquidated loans (based on
       average outstanding
       principal balance)(1) ..................      (0.027)%      (0.021)%      (0.017)%      (0.015)%      (0.023)%       (0.011)%

-----------------
(1) "Net Gains (Losses)" are actual gains or losses incurred on liquidated properties which are calculated as net liquidation proceeds less book value (excluding loan purchase premium or discount).
(2) Based upon the total principal balance of the mortgage loans outstanding on the last day of the indicated period.


                    DESCRIPTION OF THE CLASS PO CERTIFICATES

                  The Class PO Certificates are allocated principal payments as described in the Prospectus Supplement under "Description of the Certificates".

                  As of September 25, 2002 (the "Certificate Date"), the Class Certificate Balance of the Class PO Certificates was approximately $5,066,496, evidencing a beneficial ownership interest of approximately 2.79% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of approximately $162,620,316 and evidenced in the aggregate a beneficial ownership interest of approximately 89.45% in the Trust Fund. As of the Certificate Date, the Subordinated Certificates had an aggregate principal balance of $19,175,373, and evidenced in the aggregate a beneficial ownership interest of approximately 10.55% in the Trust Fund. For additional information with respect to the Class PO Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

                  The most recent monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Structuring Assumptions

                  Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations -- Decrement Table" has been prepared on the basis of the assumed characteristics of the Mortgage Loans and other assumptions described in the Prospectus Supplement under "Description of the Certificates -- Structuring Assumptions" (the "Structuring Assumptions") and the following additional assumptions (collectively with the Structuring Assumptions, the "Revised Structuring Assumptions"): (i) the Class Certificate Balance of the Class PO Certificates is $5,066,496 and (ii) the closing date of the sale of the Class PO Certificates is October 15, 2002. While it is assumed that each of the Mortgaged Loans prepays at the specified constant percentages of SPA, this is not likely to be the case. Moreover, discrepancies will exist between the characteristics of the actual Mortgage Loans as of the Reference Date and characteristics of the Mortgage Loans assumed in preparing the tables herein.



                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

                    The information set forth in the following table has been prepared on the basis of the Revised Structuring Assumptions and on the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 85.0%.

                                                          Sensitivity of the Principal Only Certificates to Prepayments
                                                                          (Pre-tax Yields to Maturity)

                                                                                           Percentage of SPA
                                                                  ------------------------------------------------------------------
Class                                                                 0%           100%           250%           400%           500%
-----                                                             ------       --------       --------       --------       --------
Class PO ..................................................          .9%           1.7%           3.2%           5.1%           6.5%


                 It is unlikely that all of the Mortgage Loans will have the precise characteristics described in this supplement or that the Mortgage Loans will all prepay at the same rate until maturity or that all of the Discount Mortgage Loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount Mortgage Loans prepay at the indicated percentages of SPA. No representation is made as to the actual rate of principal payments on the Mortgage Loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

Decrement Table

                  The following table indicates the percentage of the Certificate Date Principal Balance of the Class PO Certificates that would be outstanding after each of the dates shown at various constant percentages of SPA and the corresponding weighted average life thereof. The table has been prepared based on the Revised Structuring Assumptions. It is not likely that the Mortgage Loans will have the precise characteristics described in this Supplement or all of the Mortgage Loans will prepay at the constant percentages of SPA specified in the table or at any other constant rate. Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the table, which has been prepared using the specified constant percentages of the SPA, even if the remaining term to maturity of the Mortgage Loans is consistent with the remaining terms to maturity of the Mortgage Loans specified in the Structuring Assumptions and Revised Structuring Assumptions.

                          Percent of Class Certificate
                              Balance Outstanding*

                                                            Class PO
                                                    Percentage of SPA
                                            -----------------------------------
              Distribution Date              0%    100%    250%    400%    500%
              -----------------             ---    ----    ----    ----    ----
    Initial Percent.....................    100     100     100     100     100
    October 15, 2002                         59      58      58      57      57
    October 25, 2003                         58      54      49      43      39
    October 25, 2004                         57      50      41      32      27
    October 25, 2005                         56      46      34      24      19
    October 25, 2006                         55      43      28      18      13
    October 25, 2007                         54      39      24      13       9
    October 25, 2008                         53      36      20      10       6
    October 25, 2009                         51      33      16       7       4
    October 25, 2010                         50      30      13       5       3
    October 25, 2011                         48      28      11       4       2
    October 25, 2012                         47      25       9       3       1
    October 25, 2013                         45      23       7       2       1
    October 25, 2014                         43      21       6       2       1
    October 25, 2015                         41      18       5       1       0
    October 25, 2016                         39      16       4       1       0
    October 25, 2017                         37      15       3       1       0
    October 25, 2018                         35      13       3       0       0
    October 25, 2019                         32      11       2       0       0
    October 25, 2020                         30      10       2       0       0
    October 25, 2021                         27       8       1       0       0
    October 25, 2022                         24       7       1       0       0
    October 25, 2023                         21       6       1       0       0
    October 25, 2024                         17       4       0       0       0
    October 25, 2025                         14       3       0       0       0
    October 25, 2026                         10       2       0       0       0
    October 25, 2027                          6       1       0       0       0
    October 25, 2028                          2       0       0       0       0
    October 25, 2029                          0       0       0       0       0
    Weighted Average Life (years) **      16.78    9.86    5.39    3.47    2.74
      --------------------------
      *   Rounded to the nearest whole percentage.
      ** Determined as specified under "Weighted Average Lives of the Offered Certificates" in the Prospectus Supplement.

                               CREDIT ENHANCEMENT

                  As of the Reference Date, the Special Hazard Loss Coverage Amount, Bankruptcy Loss Coverage Amount and Fraud Loss Coverage Amount were approximately $2,277,496 and $161,144 and $0, respectively.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

                  The following discussion addresses the material federal income tax consequences of purchasing, owning, and disposing of Principal Only Certificates (the "Certificates"). It is based on laws, regulations, administrative rulings, and judicial decisions now in effect, all of which are subject to change retroactively. This discussion does not describe aspects of federal tax law unique to certain Certificateholders such as insurance companies and investors who hold certificates as part of a straddle as defined in Section 1092 of the Internal Revenue Code of 1986, as amended. All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the Certificates.

                  General. For federal income tax purposes, the Certificates will be treated as debt instruments issued by the REMIC with an amount of Original Issue Discount ("OID") equal to the difference between their principal balance and issue price. All Certificateholders will be required to report income with respect to the Certificates under an accrual method of accounting. Computing accruals of OID in the manner described hereafter may (depending on the actual rate of prepayments during the accrual period) result in the accrual of negative amounts of OID on the Certificates in an accrual period. Holders will be entitled to offset negative accruals of OID only against future OID accruals on their Certificates. Purchasers may have to adjust their accrual of income to account for past accruals of OID on the Certificates and to account for market discount and acquisition premium as discussed herein. The following discussion is based in part on the OID Regulations and in part on the Code. Certificateholders should be aware that these authorities do not adequately address all relevant issues.

                  Original Issue Discount. Certificateholders will be required to include OID in income as it accrues, in accordance with a constant yield method based on the semi-annual (or more frequent) compounding of interest. The rules governing OID, which are set forth in Code Sections 1271 through 1273 and 1275, require that the amount and rate of accrual of OID be calculated based on the Prepayment Assumption and the anticipated reinvestment rate, if any, relating to the Certificates. These rules also prescribe a method for adjusting the amount and rate of accrual of OID if the actual prepayment rate differs from the Prepayment Assumption. For purposes of determining the amount and rate of accrual of OID and market discount on the Certificates, the trust fund has assumed that there will be prepayments on the mortgage loans at a rate equal to 365% SPA. No representation is made that the mortgage loans have or will prepay at that rate or any other rate.

                  The IRS issued final regulations (the "Contingent Regulations") in June 1996 governing the calculation of OID on instruments having contingent interest payments, but these regulations do not apply to debt instruments subject to Code Section 1272(a)(6), such as the Certificates. Additionally, other OID Regulations do not specifically interpret Code Section

1272(a)(6). The trustee bases its computations on Code Section 1272(a)(6) and the OID Regulations as described in the prospectus. However, in light of the foregoing, there can be no assurance that this methodology represents the correct manner of calculating OID.

                  Generally, a Certificateholder must include in income the "daily portions," as determined below, of the OID that accrues on the Certificate for each day the Certificateholder holds the Certificate, including the purchase date but excluding the disposition date. The daily portions of OID are determined by allocating to each day in an accrual period the ratable portion of OID allocable to the accrual period. In the case of a full accrual period, the OID accrued during the accrual period will be determined by


o adding (i) the present value at the end of the accrual period (determined by using as a discount factor the original yield to maturity of the Certificates as calculated under the Prepayment Assumption) of all remaining payments to be received on the Certificates under the Prepayment Assumption and (ii) any payments included in the stated redemption price at maturity received during the same accrual period, and

o subtracting from that total the adjusted issue price ("AIP") of the Certificates at the beginning of the same accrual period.

                  The AIP of a Certificate at the start of the first accrual period is its issue price; the AIP of a Certificate at the start of a subsequent accrual period is the AIP at the start of the immediately preceding accrual period plus the amount of OID allocable to that accrual period and reduced by the amount of any payment other than a payment of qualified stated interest made at the end of or during that accrual period. The OID accrued during an accrual period is divided by the number of days in the period to determine the daily portion of OID for each day in the accrual period.

                  The calculation of OID under the method described above will cause the accrual of OID to either increase or decrease (but never below zero) in a given accrual period to reflect the fact that prepayments are occurring faster or slower than under the Prepayment Assumption.

                  A subsequent purchaser of a Certificate issued with OID who purchases the Certificate at a cost less than the remaining stated redemption price at maturity will also be required to include in gross income the sum of the daily portions of OID on that Certificate. In the case of a subsequent purchaser who acquires a Certificate at a price higher than its AIP but less than its stated redemption price at maturity, however, the daily portion is reduced by the amount that would be the daily portion for the day (computed in accordance with the rules set forth above) multiplied by a fraction. The numerator of the fraction is the excess (if any) of (i) the cost of the Certificate to the purchaser, over (ii) the AIP of the Certificate, and the denominator is the sum of the daily portions for that Certificate for all days after the date of the purchase and ending on the maturity date as computed under the Prepayment Assumption. A holder who pays an acquisition premium instead may elect to accrue OID by treating the purchase as a purchase at original issue.

                  Election to Treat All Interest as OID. The OID Regulations permit a Certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method. If this election is made with respect to a Certificate having market discount, then the Certificateholder is deemed to have made an election to include market discount in income currently with respect to all other market discount debt instruments that the Certificateholder acquires during the year of the election and thereafter. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate cannot be revoked without IRS consent.

                  Market Discount. Certificate purchasers may also be subject to the market discount rules of Code Sections 1276 through 1278. Under these provisions and the OID Regulations, "market discount" equals the excess, if any, of the Certificate's AIP over the price for the Certificate paid by the purchaser. A Certificateholder that purchases a Certificate at a market discount will recognize income upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code a holder generally will be required to allocate each principal distribution first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A Certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the Certificateholder on and after the first day of the first taxable year to which the election applies.

                  Market discount with respect to a Certificate will be considered to be zero if it is less than 0.25% of the Certificate's stated redemption price at maturity multiplied by the Certificate's weighted average maturity remaining after the date of purchase. In that case, the actual amount of market discount must be allocated to the remaining principal payments on the Certificate, and gain equal to the allocated amount will be recognized when the corresponding principal payment is made. Treasury regulations implementing the market discount rules have not yet been issued and investors should consult their own tax advisors regarding the application of these rules and the advisability of making any of the market discount elections.

                  Under the Code, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of a market discount bond is ordinary income to the extent that it does not exceed the accrued market discount at the time of the payment or disposition. The amount of accrued market discount for purposes of determining the tax treatment of subsequent principal payments or dispositions of the market discount bond is reduced by the amount so treated as ordinary income.

                  The Code also grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury, rules described in the Legislative History will apply. Under those rules, the holder of a market discount bond issued with OID may elect to accrue market discount on the basis of a fraction, the numerator of which is the OID accruing during the period and the denominator of which is the total remaining OID at the beginning of the period. For purposes of this calculation the same Prepayment Assumption applicable to calculating the accrual of OID (365% SPA) will apply.

                  A holder of a Certificate acquired at a market discount also may be required to defer, until the maturity date of the Certificate or its earlier taxable disposition, the deduction of a portion of the interest that the holder paid or accrued during the taxable year on indebtedness incurred or maintained to purchase or carry the Certificate in excess of the aggregate amount of interest (including OID) includible in the holder's gross income for the taxable year with respect to the Certificate. The amount of the net interest expense deferred in a taxable year may not exceed the amount of market discount accrued on the Certificate for the days during the taxable year on which the holder held the Certificate and, in general, would be deductible when the market discount is includible in income. The amount of any remaining deferred deduction is to be taken into account in the taxable year in which the Certificate matures or is disposed of in a taxable transaction. In the case of a disposition in which gain or loss is not recognized in whole or in part, any remaining deferred deduction will be allowed to the extent of gain recognized on the disposition. This deferral rule does not apply if the Certificateholder elects to include the market discount in income currently as it accrues on all market discount obligations acquired by the Certificateholder in that taxable year or thereafter.

                  Sale, Exchange or Redemption. If a Certificate is sold, exchanged, redeemed or retired, the seller will recognize gain or loss equal to the difference between the amount realized on the sale, exchange, redemption, or retirement and the seller's adjusted basis in the Certificate. The adjusted basis generally will equal the original cost of the Certificate to the seller, increased by any OID and market discount included in the seller's gross income with respect to the Certificate, and reduced (but not below zero) by payments included in the stated redemption price at maturity previously received by the seller and by any amortized premium. Similarly, a holder who receives a payment that is part of the stated redemption price at maturity of a Certificate will recognize gain equal to the excess, if any, of the amount of the payment over the holder's adjusted basis in the Certificate. A Certificateholder who receives a final payment that is less than the holder's adjusted basis in the Certificate will generally recognize a loss. Except as provided in the following paragraph and as provided under "Market Discount," any gain or loss will be capital gain or loss, provided that the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of Code Section 1221.

                  Gain from the sale or other disposition of a Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of the amount that would have been includible in the holder's income with respect to the Certificate had income accrued on it at a rate equal to 110% of the AFR as defined in Code
Section 1274(d) determined as of the date of purchase of the Certificate, over the amount actually includible in the holder's income. Gain or loss recognized from the sale of a Certificate by a bank or a thrift institution to which this section applies will be ordinary income or loss.

                  The Certificate information reports will include a statement of the AIP of the Certificate at the beginning of each accrual period. In addition, the reports will include information necessary to compute the accrual of any market discount that may arise upon secondary trading of Certificates. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price which the REMIC may not have, it appears that the information reports will only require information pertaining to the appropriate proportionate method of accruing market discount.

                  Treatment of Realized Losses. Although not entirely clear, it appears that corporate holders of the Certificates should generally be allowed to deduct as an ordinary loss any loss sustained during the taxable year on account of the Certificates becoming wholly or partially worthless, and that non-corporate holders should be allowed to deduct as a short term capital loss any loss sustained during the taxable year on account of the certificates becoming wholly worthless. Although the matter is unclear, non-corporate holders of certificates may be allowed a bad debt deduction at the time that the principal balance of a Certificate is reduced to reflect realized losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect realized losses only after all mortgage loans remaining in the trust fund have been liquidated or the Certificates otherwise retired. Potential Holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to their certificates, including any loss resulting from the failure to recover previously accrued interest or discount income.

                  Non-U.S. Persons. Generally, payments of interest (including any payment with respect to accrued OID) on the Certificates to a Certificateholder who is not a U.S. Person and is not engaged in a trade or business within the United States will not be subject to federal withholding tax if the the non-U.S. Person provides the REMIC or other person who is otherwise required to withhold U.S. tax with respect to the Certificate with an appropriate statement (on Form W-8BEN or other similar form), signed under penalties of perjury, certifying that the beneficial owner of the mortgage loan is a foreign person and providing that non-U.S. person's name and address. If a Certificateholder is not exempt from withholding, distributions of interest, including distributions in respect of accrued OID, the holder may be subject to a 30% withholding tax, subject to reduction under any applicable tax treaty.

                  Information Reporting and Backup Withholding. The master servicer will furnish or make available, within a reasonable time after the end of each calendar year, to each person who was a Certificateholder at any time during the year, any information deemed appropriate to assist Certificateholders in preparing their federal income tax returns, or to enable holders to make the information available to beneficial owners or financial intermediaries that hold the Certificates on behalf of beneficial owners. If a holder, beneficial owner, financial intermediary or other recipient of a payment on behalf of a beneficial owner fails to supply a certified taxpayer identification number or if the Secretary of the Treasury determines that the person has not reported all interest and dividend income required to be shown on its federal income tax return, then backup withholding may be required with respect to any payments. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against a recipient's federal income tax liability provided the requisite information is supplied to the IRS.

                                   OTHER TAXES

                  No representations are made regarding the tax consequences of the purchase, ownership or disposition of the certificates under any state, local or foreign tax law.

                  All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of purchasing, owning or disposing of the certificates.

                                     RATINGS

                  The Class PO Certificates are currently rated "AAA" by Fitch Ratings and "AAA" by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                             METHOD OF DISTRIBUTION

                  Pursuant to a Placement Agency Agreement, dated as of October 15, 2002 (the "Placement Agreement"), between Countrywide Home Loans, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                    EXHIBIT 1

               EXHIBIT 1 - CHL Mortgage Pass-Through Trust 1999-10


                                           Current Mortgage Rates of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------------------------
         Current                           Number of                    Aggregate Principal Balance           Percent of Mortgage
    Mortgage Rate (%)                    Mortgage Loans                       Outstanding ($)                       Pool (%)
------------------------------------------------------------------------------------------------------------------------------------
      6.250                                   1                                    358,890.80                              0.18
      6.375                                   1                                    259,500.79                              0.18
      6.500                                   4                                  2,034,204.40                              0.73
      6.625                                   2                                    586,682.06                              0.37
      6.750                                  10                                  3,341,697.08                              1.83
      6.875                                  23                                  6,505,399.58                              4.21
      7.000                                  66                                 22,464,977.91                             12.09
      7.125                                  48                                 15,513,891.22                              8.79
      7.250                                  70                                 23,780,827.86                             12.82
      7.375                                  62                                 22,102,498.23                             11.36
      7.500                                  81                                 26,518,865.49                             14.84
      7.615                                   1                                    269,313.21                              0.18
      7.625                                  39                                 12,848,510.26                              7.14
      7.750                                  37                                 12,036,703.08                              6.78
      7.875                                  38                                 11,946,695.91                              6.96
      7.925                                   1                                    250,192.13                              0.18
      8.000                                  26                                  8,017,043.81                              4.76
      8.125                                  13                                  5,647,732.22                              2.38
      8.250                                   7                                  2,359,312.95                              1.28
      8.375                                   3                                    717,957.74                              0.55
      8.500                                   6                                  2,470,995.42                              1.10
      8.625                                   4                                  1,102,570.44                              0.73
      8.750                                   1                                    299,840.90                              0.18
      8.875                                   2                                    361,385.71                              0.37
------------------------------------------------------------------------------------------------------------------------------------
        Total                               546                                181,795,689.20                            100.00
====================================================================================================================================

(1) The current Mortgage Rates listed in the preceding table include lender paid mortgage insurance premiums. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans was approximately 7.438% per annum. As of the Reference Date, the weighted average current mortgage rate of the Mortgage Loans net of the insurance premium charged by the lender was approximately 7.435% per annum.

                                         Current Mortgage Loan Principal Balances (1)
------------------------------------------------------------------------------------------------------------------------------------
          Current Mortgage                   Number of Mortgage         Aggregate Principal Balance           Percent of Mortgage
          Loan Balance ($)                         Loans                      Outstanding ($)                      Pool (%)
------------------------------------------------------------------------------------------------------------------------------------
      0.01 to 50,000.00                                 3                           117,567.51                       0.55
 50,000.01 to 100,000.00                                8                           659,907.31                       1.47
100,000.01 to 150,000.00                                5                           682,671.75                       0.92
150,000.01 to 200,000.00                                8                         1,420,577.68                       1.47
200,000.01 to 250,000.00                               41                         9,825,421.54                       7.51
250,000.01 to 300,000.00                              180                        49,319,823.03                      32.97
300,000.01 to 350,000.00                              141                        45,731,350.79                      25.82
350,000.01 to 400,000.00                               70                        26,276,685.28                      12.82
400,000.01 to 450,000.00                               22                         9,301,875.51                       4.03
450,000.01 to 500,000.00                               30                        14,197,005.78                       5.49
500,000.01 to 550,000.00                                9                         4,737,178.19                       1.65
550,000.01 to 600,000.00                               10                         5,730,827.65                       1.83
600,000.01 to 650,000.00                               11                         6,827,488.67                       2.01
650,000.01 to 700,000.00                                2                         1,343,551.04                       0.37
700,000.01 to 750,000.00                                1                           748,493.55                       0.18
850,000.01 to 900,000.00                                1                           851,117.19                       0.18
900,000.01 to 950,000.00                                1                           948,409.06                       0.18
950,000.01 to 1,000,000.00                              2                         1,936,989.19                       0.37
1,000,000.01 to 1,500,000.00                            1                         1,138,748.48                       0.18
------------------------------------------------------------------------------------------------------------------------------------
        Total                                         546                       181,795,689.20                     100.00
====================================================================================================================================

(1) As of the Reference Date, the average current principal balance of the Mortgage Loans was approximately $329,959.


                                  Original Loan-to-Value Ratios of the Mortgage Loans (1)(2)
------------------------------------------------------------------------------------------------------------------------------------
                                              Number of Mortgage         Aggregate Principal Balance           Percent of Mortgage
 Original Loan-to-Value Ratios (%)                  Loans                      Outstanding ($)                      Pool (%)
------------------------------------------------------------------------------------------------------------------------------------
50.00 or Less                                           15                         4,974,598.65                       2.75
50.01 to 55.00                                          15                         5,320,079.35                       2.75
55.01 to 60.00                                          18                         6,432,469.24                       3.30
60.01 to 65.00                                          27                        10,176,792.80                       4.95
65.01 to 70.00                                          44                        15,173,002.90                       8.06
70.01 to 75.00                                         109                        38,404,927.81                      19.96
75.01 to 80.00                                         282                        90,371,912.60                      51.65
80.01 to 85.00                                           5                         1,816,292.29                       0.91
85.01 to 90.00                                          24                         7,372,418.74                       4.39
90.01 to 95.00                                           7                         1,753,194.82                       1.28
------------------------------------------------------------------------------------------------------------------------------------
        Total                                          546                       181,795,689.20                     100.00
====================================================================================================================================

(1) The weighted average original Loan-to-Value Ratio of the Mortgage Loans is approximately 74.55%.
(2) Does not take into account any secondary financing on the Mortgage Loans that may have existed at the time of origination.

                                         State Distribution of the Mortgaged Properties (1)
------------------------------------------------------------------------------------------------------------------------------------
  State Distribution of                                                Aggregate Principal Balance            Percent of Mortgage
  Mortgaged Properties             Number of Mortgage Loans                  Outstanding ($)                        Pool (%)
------------------------------------------------------------------------------------------------------------------------------------
Alabama                                       3                                    848,109.34                           0.55
Alaska                                        1                                    220,560.21                           0.18
Arizona                                       7                                  2,519,469.80                           1.28
Arkansas                                      1                                    452,401.09                           0.18
California                                  214                                 74,361,974.79                          39.19
Colorado                                     13                                  3,714,470.77                           2.38
Connecticut                                   1                                    625,476.74                           0.18
District of Columbia                          2                                    656,627.48                           0.37
Florida                                      17                                  5,931,547.17                           3.12
Georgia                                      12                                  3,639,741.16                           2.20
Hawaii                                        9                                  3,169,673.77                           1.65
Idaho                                         2                                    689,428.57                           0.37
Illinois                                     14                                  4,592,418.92                           2.56
Indiana                                       2                                  1,223,573.80                           0.36
Kansas                                        1                                    260,385.62                           0.18
Kentucky                                      1                                    260,163.71                           0.18
Louisiana                                     5                                  1,625,906.84                           0.92
Maine                                         1                                    336,883.30                           0.18
Maryland                                     11                                  3,494,970.62                           2.02
Massachusetts                                14                                  4,924,277.01                           2.57
Michigan                                     12                                  4,499,251.34                           2.20
Minnesota                                     6                                  1,779,164.73                           1.10
Missouri                                      4                                  1,176,245.59                           0.73
Montana                                       1                                    387,884.98                           0.18
Nevada                                        4                                  1,587,424.57                           0.73
New Hampshire                                 1                                    335,379.24                           0.18
New Jersey                                   25                                  9,043,532.80                           4.58
New Mexico                                    1                                    327,113.38                           0.18
New York                                     22                                  6,343,281.39                           4.03
North Carolina                                7                                  2,183,865.99                           1.28
Ohio                                          6                                  1,832,039.48                           1.10
Oklahoma                                      2                                    429,105.09                           0.37
Oregon                                        6                                  1,847,166.40                           1.10
Pennsylvania                                  7                                  1,979,016.92                           1.28
Rhode Island                                  3                                    897,731.99                           0.55
South Carolina                                3                                  1,289,431.31                           0.55
Tennessee                                     7                                  2,317,015.21                           1.28
Texas                                        46                                 13,274,497.91                           8.43
Utah                                          7                                  2,229,197.57                           1.28
Vermont                                       1                                    256,841.60                           0.18
Virginia                                     19                                  6,320,494.12                           3.48
Washington                                   20                                  6,130,052.94                           3.67
Wyoming                                       5                                  1,781,893.94                           0.92
------------------------------------------------------------------------------------------------------------------------------------
        Total                               546                                181,795,689.20                         100.00
====================================================================================================================================

(1) As of the Reference Date, no more than approximately 0.73% of the Mortgage Loans were secured by mortgaged properties located in any one postal zip code area.

                                        Documentation Programs for the Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                            Number of Mortgage          Aggregate Principal Balance           Percent of Mortgage
         Type of Program                          Loans                       Outstanding ($)                       Pool (%)
------------------------------------------------------------------------------------------------------------------------------------
Full                                                228                          78,096,826.87                         41.76
Alternative                                         206                          68,029,872.05                         37.73
Reduced                                             103                          33,220,379.20                         18.86
No Income/No Asset                                    6                           1,587,550.03                          1.10
Streamlined                                           3                             861,061.05                          0.55
------------------------------------------------------------------------------------------------------------------------------------
        Total                                       546                         181,795,689.20                        100.00
====================================================================================================================================


                                                   Types of Mortgaged Properties
------------------------------------------------------------------------------------------------------------------------------------
                                           Number of Mortgage           Aggregate Principal Balance           Percent of Mortgage
          Property Type                          Loans                        Outstanding ($)                       Pool (%)
------------------------------------------------------------------------------------------------------------------------------------
Single Family Residence                            385                         130,566,416.20                             70.51
Low-rise Condominium                                17                           5,056,121.78                              3.11
2-4 Family Residence                                12                           3,751,554.73                              2.20
Planned Unit Development                           132                          42,421,596.49                             24.18
------------------------------------------------------------------------------------------------------------------------------------
        Total                                      546                         181,795,689.20                            100.00
====================================================================================================================================


                                                   Purpose of the Mortgage Loans
------------------------------------------------------------------------------------------------------------------------------------
                                            Number of Mortgage          Aggregate Principal Balance           Percent of Mortgage
           Loan Purpose                           Loans                       Outstanding ($)                       Pool (%)
------------------------------------------------------------------------------------------------------------------------------------
Purchase                                            366                         120,606,333.11                            67.03
Refinance (rate/term)                               112                          37,868,614.17                            20.51
Refinance (cash out)                                 68                          23,320,741.92                            12.46
------------------------------------------------------------------------------------------------------------------------------------
        Total                                       546                         181,795,689.20                           100.00
====================================================================================================================================

                                            Occupancy Types of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------------------------
                                            Number of Mortgage          Aggregate Principal Balance           Percent of Mortgage
          Occupancy Type                          Loans                       Outstanding ($)                       Pool (%)
------------------------------------------------------------------------------------------------------------------------------------
Owner Occupied                                      529                         176,779,626.72                            96.89
Investment                                            6                           1,779,866.27                             1.10
Secondary Residence                                  11                           3,236,196.21                             2.01
------------------------------------------------------------------------------------------------------------------------------------
        Total                                       546                         181,795,689.20                           100.00
====================================================================================================================================

(1) Based upon representations of the related Mortgagors at the time of origination.

                                         Remaining Terms to Maturity of the Mortgage Loans (1)
------------------------------------------------------------------------------------------------------------------------------------
 Remaining Term to Maturity             Number of Mortgage             Aggregate Principal Balance            Percent of Mortgage
          (months)                            Loans                          Outstanding ($)                        Pool (%)
------------------------------------------------------------------------------------------------------------------------------------
             202                                 2                                517,476.39                            0.37
             222                                 1                                194,203.13                            0.18
             253                                 1                                237,392.56                            0.18
             261                                 1                                143,256.82                            0.18
             263                                 1                                250,425.21                            0.18
             268                                 1                                175,597.91                            0.18
             316                                 1                                311,481.45                            0.18
             317                                 1                                505,305.81                            0.18
             318                                 2                                336,056.75                            0.37
             319                                11                              3,638,020.15                            2.02
             320                                 3                                997,680.07                            0.55
             321                                16                              3,888,224.03                            2.93
             322                                73                             25,714,794.71                           13.37
             323                               349                            115,798,468.89                           63.92
             324                                83                             29,087,305.32                           15.21
------------------------------------------------------------------------------------------------------------------------------------
        Total                                  546                            181,795,689.20                          100.00
====================================================================================================================================

(1) As of the Reference Date, the weighted average remaining term to scheduled maturity of the Mortgage Loans was approximately 322 months.

                                    EXHIBIT 2


        THE                                           Distribution Date: 9/25/02
      BANK OF
        NEW
        YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
       212-815-3236



                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-10


                                           Certificateholder Monthly Distribution Summary
------------------------------------------------------------------------------------------------------------------------------------
                                                     Certificate                                    Pass
                                   Class                 Rate              Beginning               Through             Principal
Class           Cusip           Description              Type               Balance                Rate (%)           Distribution
------------------------------------------------------------------------------------------------------------------------------------
A1            12669BFX5            Senior             Fix-30/360                    0.00             7.250000                   0.00
A2            12669BFY3            Senior             Fix-30/360            1,563,224.61             7.250000           1,121,336.92
A3            12669BFZ0            Senior             Fix-30/360           43,954,000.00             7.250000                   0.00
A4            12669BGA4            Senior             Fix-30/360            7,157,068.95             7.250000           2,552,555.47
A5            12669BGB2            Senior             Fix-30/360            6,414,917.98             7.250000           4,869,585.89
A6            12669BGC0            Senior             Fix-30/360                    0.00             7.250000                   0.00
A7            12669BGD8            Senior             Fix-30/360            7,238,835.00             7.250000                   0.00
A8            12669BGE6            Senior             Fix-30/360           13,507,971.56             7.250000           4,817,593.22
A9            12669BGF3            Senior             Fix-30/360              360,273.03             7.250000             258,432.11
A10           12669BGG1            Senior             Fix-30/360            5,000,000.00             8.000000                   0.00
A11           12669BGH9            Senior             Fix-30/360            3,000,000.00             8.000000                   0.00
A12           12669BGJ5            Senior             Fix-30/360            2,000,000.00             7.500000                   0.00
A13           12669BGK2            Senior             Fix-30/360            2,666,667.00             7.500000                   0.00
A14           12669BGL0            Senior             Fix-30/360            1,000,000.00             6.500000                   0.00
A15           12669BGM8            Senior             Fix-30/360              666,667.00             8.000000                   0.00
A16           12669BGN6            Senior             Fix-30/360              666,666.00             8.500000                   0.00
A17           12669BGP1            Senior             Var-30/360           15,000,000.00             3.118750                   0.00
A18           12669BGQ9            Senior             Var-30/360            2,586,207.00            31.211250                   0.00
A19           12669BGR7            Senior             Fix-30/360            9,634,962.00             7.250000                   0.00
A20           12669BGS5            Strip PO           Fix-30/360            1,068,967.00             0.000000                   0.00
A21           12669BGT3            Senior             Fix-30/360           43,177,450.00             7.250000                   0.00
A22           12669BGU0            Senior             Fix-30/360            4,064,502.77             7.250000             330,606.18
A23           12669BHB1            Senior             Fix-30/360              775,550.00             7.250000                   0.00
PO            12669BGV8            Strip PO           Fix-30/360            5,446,557.11             0.000000             380,060.73
X             12669BGW6            Strip IO           Fix-30/360           62,576,506.75             0.392449                   0.00
AR            12669BGX4            Senior             Fix-30/360                    0.00             7.250000                   0.00
------------------------------------------------------------------------------------------------------------------------------------
M             12669BGY2            Junior             Fix-30/360            9,803,775.39             7.250000              10,095.64
B1            12669BGZ9            Junior             Fix-30/360            4,357,126.14             7.250000               4,486.84
B2            12669BHA3            Junior             Fix-30/360            1,742,811.80             7.250000               1,794.70
B3            12669BFF4            Junior             Fix-30/360            1,089,329.85             7.250000               1,121.76
B4            12669BFG2            Junior             Fix-30/360            1,089,233.21             7.250000               1,121.66
B5            12669BFH0            Junior             Fix-30/360            1,112,864.08             7.250000               1,145.99
------------------------------------------------------------------------------------------------------------------------------------
Totals                                                                    196,145,627.48                               14,349,937.11
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------
                                                        Current                                   Cumulative
                 Interest                Total          Realized              Ending               Realized
Class         Distribution           Distribution        Losses               Balance               Losses
------------------------------------------------------------------------------------------------------------
A1                     0.00                   0.00          0.00                    0.00                0.00
A2                 9,439.01           1,130,775.93          0.00              441,887.69                0.00
A3               265,401.59             265,401.59          0.00           43,954,000.00                0.00
A4                43,215.58           2,595,771.05          0.00            4,604,513.48                0.00
A5                38,734.35           4,908,320.24          0.00            1,545,332.10                0.00
A6                     0.00                   0.00          0.00                    0.00                0.00
A7                43,709.29              43,709.29          0.00            7,238,835.00                0.00
A8                81,563.39           4,899,156.61          0.00            8,690,378.34                0.00
A9                 2,175.39             260,607.50          0.00              101,840.92                0.00
A10               33,314.02              33,314.02          0.00            5,000,000.00                0.00
A11               19,988.41              19,988.41          0.00            3,000,000.00                0.00
A12               12,492.76              12,492.76          0.00            2,000,000.00                0.00
A13               16,657.01              16,657.01          0.00            2,666,667.00                0.00
A14                5,413.53               5,413.53          0.00            1,000,000.00                0.00
A15                4,441.87               4,441.87          0.00              666,667.00                0.00
A16                4,719.48               4,719.48          0.00              666,666.00                0.00
A17               38,961.79              38,961.79          0.00           15,000,000.00                0.00
A18               67,226.66              67,226.66          0.00            2,586,207.00                0.00
A19               58,177.51              58,177.51          0.00            9,634,962.00                0.00
A20                    0.00                   0.00          0.00            1,068,967.00                0.00
A21              260,712.65             260,712.65          0.00           43,177,450.00                0.00
A22               24,542.15             355,148.33          0.00            3,733,896.58                0.00
A23                4,682.90               4,682.90          0.00              775,550.00                0.00
PO                     0.00             380,060.73          0.00            5,066,496.38                0.00
X                 20,451.41              20,451.41          0.00           58,058,940.56                0.00
AR                     0.03                   0.03          0.00                    0.00                0.00
------------------------------------------------------------------------------------------------------------
M                 59,196.83              69,292.47          0.00            9,793,679.75                0.00
B1                26,309.06              30,795.89          0.00            4,352,639.30                0.00
B2                10,523.39              12,318.08          0.00            1,741,017.11                0.00
B3                 6,577.56               7,699.32          0.00            1,088,208.10                0.00
B4                 6,576.97               7,698.63          0.00            1,088,111.55                0.00
B5                 6,719.66               7,865.65          0.00            1,111,718.08          335,595.70
------------------------------------------------------------------------------------------------------------
Totals         1,171,924.25          15,521,861.34          0.00          181,795,690.38          335,595.70
------------------------------------------------------------------------------------------------------------

        THE                                           Distribution Date: 9/25/02
      BANK OF
        NEW
        YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
       212-815-3236


                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-10


                                                   Principal Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
                     Original       Beginning     Scheduled            Unscheduled      Net     Current     Ending       Ending
                    Certificate    Certificate    Principal  Accretion  Principal    Principal Realized   Certificate  Certificate
Class   Cusip         Balance        Balance    Distribution Principal Adjustments Distribution Losses      Balance       Factor
------------------------------------------------------------------------------------------------------------------------------------
A1    12669BFX5    1,695,000.00           0.00          0.00   0.00       0.00            0.00   0.00            0.00  0.00000000000
A2    12669BFY3   20,000,000.00   1,563,224.61  1,121,336.92   0.00       0.00    1,121,336.92   0.00      441,887.69  0.02209438446
A3    12669BFZ0   43,954,000.00  43,954,000.00          0.00   0.00       0.00            0.00   0.00   43,954,000.00  1.00000000000
A4    12669BGA4   13,000,000.00   7,157,068.95  2,552,555.47   0.00       0.00    2,552,555.47   0.00    4,604,513.48  0.35419334456
A5    12669BGB2   93,840,390.00   6,414,917.98  4,869,585.89   0.00       0.00    4,869,585.89   0.00    1,545,332.10  0.01646766489
A6    12669BGC0   39,984,039.00           0.00          0.00   0.00       0.00            0.00   0.00            0.00  0.00000000000
A7    12669BGD8    7,238,835.00   7,238,835.00          0.00   0.00       0.00            0.00   0.00    7,238,835.00  1.00000000000
A8    12669BGE6  100,000,000.00  13,507,971.56  4,817,593.22   0.00       0.00    4,817,593.22   0.00    8,690,378.34  0.08690378345
A9    12669BGF3    5,000,000.00     360,273.03    258,432.11   0.00       0.00      258,432.11   0.00      101,840.92  0.02036818434
A10   12669BGG1    5,000,000.00   5,000,000.00          0.00   0.00       0.00            0.00   0.00    5,000,000.00  1.00000000000
A11   12669BGH9    3,000,000.00   3,000,000.00          0.00   0.00       0.00            0.00   0.00    3,000,000.00  1.00000000000
A12   12669BGJ5    2,000,000.00   2,000,000.00          0.00   0.00       0.00            0.00   0.00    2,000,000.00  1.00000000000
A13   12669BGK2    2,666,667.00   2,666,667.00          0.00   0.00       0.00            0.00   0.00    2,666,667.00  1.00000000000
A14   12669BGL0    1,000,000.00   1,000,000.00          0.00   0.00       0.00            0.00   0.00    1,000,000.00  1.00000000000
A15   12669BGM8      666,667.00     666,667.00          0.00   0.00       0.00            0.00   0.00      666,667.00  1.00000000000
A16   12669BGN6      666,666.00     666,666.00          0.00   0.00       0.00            0.00   0.00      666,666.00  1.00000000000
A17   12669BGP1   15,000,000.00  15,000,000.00          0.00   0.00       0.00            0.00   0.00   15,000,000.00  1.00000000000
A18   12669BGQ9    2,586,207.00   2,586,207.00          0.00   0.00       0.00            0.00   0.00    2,586,207.00  1.00000000000
A19   12669BGR7    9,634,962.00   9,634,962.00          0.00   0.00       0.00            0.00   0.00    9,634,962.00  1.00000000000
A20   12669BGS5    1,068,967.00   1,068,967.00          0.00   0.00       0.00            0.00   0.00    1,068,967.00  1.00000000000
A21   12669BGT3   43,177,450.00  43,177,450.00          0.00   0.00       0.00            0.00   0.00   43,177,450.00  1.00000000000
A22   12669BGU0   10,000,000.00   4,064,502.77    330,606.18   0.00       0.00      330,606.18   0.00    3,733,896.58  0.37338965807
A23   12669BHB1      775,550.00     775,550.00          0.00   0.00       0.00            0.00   0.00      775,550.00  1.00000000000
PO    12669BGV8    8,611,388.62   5,446,557.11    380,060.73   0.00       0.00      380,060.73   0.00    5,066,496.38  0.58834836135
X     12669BGW6  218,532,852.17  62,576,506.75          0.00   0.00       0.00            0.00   0.00   58,058,940.56  0.26567602987
AR    12669BGX4          100.00           0.00          0.00   0.00       0.00            0.00   0.00            0.00  0.00000000000
------------------------------------------------------------------------------------------------------------------------------------
M     12669BGY2   10,144,600.00   9,803,775.39     10,095.64   0.00       0.00       10,095.64   0.00    9,793,679.75  0.96540817326
B1    12669BGZ9    4,508,600.00   4,357,126.14      4,486.84   0.00       0.00        4,486.84   0.00    4,352,639.30  0.96540817505
B2    12669BHA3    1,803,400.00   1,742,811.80      1,794.70   0.00       0.00        1,794.70   0.00    1,741,017.11  0.96540817833
B3    12669BFF4    1,127,200.00   1,089,329.85      1,121.76   0.00       0.00        1,121.76   0.00    1,088,208.10  0.96540817551
B4    12669BFG2    1,127,100.00   1,089,233.21      1,121.66   0.00       0.00        1,121.66   0.00    1,088,111.55  0.96540817109
B5    12669BFH0    1,578,041.31   1,112,864.08      1,145.99   0.00       0.00        1,145.99   0.00    1,111,718.08  0.70449238274
------------------------------------------------------------------------------------------------------------------------------------
Totals           450,855,829.93 196,145,627.48 14,349,937.11   0.00       0.00   14,349,937.11   0.00  181,795,690.38
------------------------------------------------------------------------------------------------------------------------------------

                                     Page 2

        THE                                           Distribution Date: 9/25/02
      BANK OF
        NEW
        YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-10


                                                  Interest Distribution Detail
------------------------------------------------------------------------------------------------------------------------------------
             Beginning        Pass       Accrued   Cumulative                 Total          Net        Unscheduled
            Certificate      Through     Optimal     Unpaid     Deferred    Interest     Prepayment       Interest        Interest
Class         Balance       Rate (%)    Interest    Interest    Interest       Due      Int Shortfall    Adjustment         Paid
------------------------------------------------------------------------------------------------------------------------------------
A1                 0.00     7.250000          0.00       0.00       0.00          0.00           0.00          0.00             0.00
A2         1,563,224.61     7.250000      9,444.48       0.00       0.00      9,444.48           5.47          0.00         9,439.01
A3        43,954,000.00     7.250000    265,555.42       0.00       0.00    265,555.42         153.82          0.00       265,401.59
A4         7,157,068.95     7.250000     43,240.62       0.00       0.00     43,240.62          25.05          0.00        43,215.58
A5         6,414,917.98     7.250000     38,756.80       0.00       0.00     38,756.80          22.45          0.00        38,734.35
A6                 0.00     7.250000          0.00       0.00       0.00          0.00           0.00          0.00             0.00
A7         7,238,835.00     7.250000     43,734.63       0.00       0.00     43,734.63          25.33          0.00        43,709.29
A8        13,507,971.56     7.250000     81,610.66       0.00       0.00     81,610.66          47.27          0.00        81,563.39
A9           360,273.03     7.250000      2,176.65       0.00       0.00      2,176.65           1.26          0.00         2,175.39
A10        5,000,000.00     8.000000     33,333.33       0.00       0.00     33,333.33          19.31          0.00        33,314.02
A11        3,000,000.00     8.000000     20,000.00       0.00       0.00     20,000.00          11.59          0.00        19,988.41
A12        2,000,000.00     7.500000     12,500.00       0.00       0.00     12,500.00           7.24          0.00        12,492.76
A13        2,666,667.00     7.500000     16,666.67       0.00       0.00     16,666.67           9.65          0.00        16,657.01
A14        1,000,000.00     6.500000      5,416.67       0.00       0.00      5,416.67           3.14          0.00         5,413.53
A15          666,667.00     8.000000      4,444.45       0.00       0.00      4,444.45           2.57          0.00         4,441.87
A16          666,666.00     8.500000      4,722.22       0.00       0.00      4,722.22           2.74          0.00         4,719.48
A17       15,000,000.00     3.118750     38,984.38       0.00       0.00     38,984.38          22.58          0.00        38,961.79
A18        2,586,207.00     1.211250     67,265.63       0.00       0.00     67,265.63          38.96          0.00        67,226.66
A19        9,634,962.00     7.250000     58,211.23       0.00       0.00     58,211.23          33.72          0.00        58,177.51
A20        1,068,967.00     0.000000          0.00       0.00       0.00          0.00           0.00          0.00             0.00
A21       43,177,450.00     7.250000    260,863.76       0.00       0.00    260,863.76         151.11          0.00       260,712.65
A22        4,064,502.77     7.250000     24,556.37       0.00       0.00     24,556.37          14.22          0.00        24,542.15
A23          775,550.00     7.250000      4,685.61       0.00       0.00      4,685.61           2.71          0.00         4,682.90
PO         5,446,557.11     0.000000          0.00       0.00       0.00          0.00           0.00          0.00             0.00
X         62,576,506.75     0.392449     20,465.09       0.00       0.00     20,465.09          13.68          0.00        20,451.41
AR                 0.00     7.250000          0.00       0.00       0.00          0.00           0.00          0.00             0.03
------------------------------------------------------------------------------------------------------------------------------------
M          9,803,775.39     7.250000     59,231.14       0.00       0.00     59,231.14          34.31          0.00        59,196.83
B1         4,357,126.14     7.250000     26,324.30       0.00       0.00     26,324.30          15.25          0.00        26,309.06
B2         1,742,811.80     7.250000     10,529.49       0.00       0.00     10,529.49           6.10          0.00        10,523.39
B3         1,089,329.85     7.250000      6,581.37       0.00       0.00      6,581.37           3.81          0.00         6,577.56
B4         1,089,233.21     7.250000      6,580.78       0.00       0.00      6,580.78           3.81          0.00         6,576.97
B5         1,112,864.08     7.250000      6,723.55       0.00       0.00      6,723.55           3.89          0.00         6,719.66
------------------------------------------------------------------------------------------------------------------------------------
Totals   196,145,627.48               1,172,605.30       0.00       0.00  1,172,605.30         681.04          0.00     1,171,924.25
------------------------------------------------------------------------------------------------------------------------------------

        THE                                           Distribution Date: 9/25/02
      BANK OF
        NEW
        YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-10


                                        Current Payment Information Factors per $1,000
------------------------------------------------------------------------------------------------------------------------------------
                           Original         Beginning Cert.                                            Ending Cert.         Pass
                          Certificate           Notional           Principal         Interest            Notional         Through
Class       Cusip           Balance             Balance          Distribution      Distribution          Balance          Rate (%)
------------------------------------------------------------------------------------------------------------------------------------
A1        12669BFX5        1,695,000.00           0.000000000        0.000000000      0.000000000          0.000000000      7.250000
A2        12669BFY3       20,000,000.00          78.161230384       56.066845919      0.471950563         22.094384464      7.250000
A3        12669BFZ0       43,954,000.00       1,000.000000000        0.000000000      6.038167017      1,000.000000000      7.250000
A4        12669BGA4       13,000,000.00         550.543765316      196.350420755      3.324275205        354.193344561      7.250000
A5        12669BGB2       93,840,390.00          68.359881970       51.892217083      0.412768385         16.467664887      7.250000
A6        12669BGC0       39,984,039.00           0.000000000        0.000000000      0.000000000          0.000000000      7.250000
A7        12669BGD8        7,238,835.00       1,000.000000000        0.000000000      6.038167017      1,000.000000000      7.250000
A8        12669BGE6      100,000,000.00         135.079715632       48.175932186      0.815633884         86.903783446      7.250000
A9        12669BGF3        5,000,000.00          72.054606018       51.686421680      0.435077745         20.368184338      7.250000
A10       12669BGG1        5,000,000.00       1,000.000000000        0.000000000      6.662804984      1,000.000000000      8.000000
A11       12669BGH9        3,000,000.00       1,000.000000000        0.000000000      6.662804984      1,000.000000000      8.000000
A12       12669BGJ5        2,000,000.00       1,000.000000000        0.000000000      6.246379672      1,000.000000000      7.500000
A13       12669BGK2        2,666,667.00       1,000.000000000        0.000000000      6.246379672      1,000.000000000      7.500000
A14       12669BGL0        1,000,000.00       1,000.000000000        0.000000000      5.413529049      1,000.000000000      6.500000
A15       12669BGM8          666,667.00       1,000.000000000        0.000000000      6.662804984      1,000.000000000      8.000000
A16       12669BGN6          666,666.00       1,000.000000000        0.000000000      7.079230295      1,000.000000000      8.500000
A17       12669BGP1       15,000,000.00       1,000.000000000        0.000000000      2.597452880      1,000.000000000      3.118750
A18       12669BGQ9        2,586,207.00       1,000.000000000        0.000000000     25.994309007      1,000.000000000     31.211250
A19       12669BGR7        9,634,962.00       1,000.000000000        0.000000000      6.038167017      1,000.000000000      7.250000
A20       12669BGS5        1,068,967.00       1,000.000000000        0.000000000      0.000000000      1,000.000000000      0.000000
A21       12669BGT3       43,177,450.00       1,000.000000000        0.000000000      6.038167017      1,000.000000000      7.250000
A22       12669BGU0       10,000,000.00         406.450276518       33.060618453      2.454214654        373.389658065      7.250000
A23       12669BHB1          775,550.00       1,000.000000000        0.000000000      6.038167017      1,000.000000000      7.250000
PO        12669BGV8        8,611,388.62         632.483023514       44.134662164      0.000000000        588.348361350      0.000000
X         12669BGW6      218,532,852.17         286.348281865        0.000000000      0.093585051        265.676029867      0.392449
AR        12669BGX4              100.00           0.000000000        0.000000000      0.316238298          0.000000000      7.250000
------------------------------------------------------------------------------------------------------------------------------------
M         12669BGY2       10,144,600.00         966.403346633        0.995173372      5.835304812        965.408173260      7.250000
B1        12669BGZ9        4,508,600.00         966.403348427        0.995173374      5.835304823        965.408175053      7.250000
B2        12669BHA3        1,803,400.00         966.403351710        0.995173378      5.835304843        965.408178332      7.250000
B3        12669BFF4        1,127,200.00         966.403348884        0.995173375      5.835304826        965.408175509      7.250000
B4        12669BFG2        1,127,100.00         966.403344459        0.995173370      5.835304799        965.408171089      7.250000
B5        12669BFH0        1,578,041.31         705.218595841        0.726213098      4.258227665        704.492382743      7.250000
------------------------------------------------------------------------------------------------------------------------------------
Totals                   450,855,829.93         435.051771451       31.828216821      2.599332585        403.223554652
------------------------------------------------------------------------------------------------------------------------------------

        THE
      BANK OF
        NEW
        YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-10

Pool Level Data
Distribution Date                                                        9/25/02
Cut-off Date                                                              8/1/99
Determination Date                                                        9/1/02
Accrual Period 30/360                     Begin                           8/1/02
                                          End                             9/1/02
Number of Days in 30/360 Accrual Period                                       30

----------------------------------------------------------
                 Collateral Information
----------------------------------------------------------
Group 1
-------
Cut-Off Date Balance                                                        0.00

Beginning Aggregate Pool Stated Principal Balance                 196,145,626.30
Ending Aggregate Pool Stated Principal Balance                    181,795,689.20

Beginning Aggregate Certificate Stated Principal Balance          196,145,627.48
Ending Aggregate Certificate Stated Principal Balance             181,795,690.38

Beginning Aggregate Loan Count                                               588
Loans Paid Off or Otherwise Removed Pursuant to Pooling and
Servicing Agreement                                                           42
Ending Aggregate Loan Count                                                  546

Beginning Weighted Average Loan Rate (WAC)                             7.436176%
Ending Weighted Average Loan Rate (WAC)                                7.437856%

Beginning Net Weighted Average Loan Rate                               7.173886%
Ending Net Weighted Average Loan Rate                                  7.175313%

Weighted Average Maturity (WAM) (Months)                                     321

Number of Delay Delivery Loans not Delivered by September 27, 1999             8
Aggregate Balance of Delay Delivery Loans not Delivered by
September 27, 1999                                                  2,921,435.61

Servicer Advances                                                      50,261.86

Aggregate Pool Prepayment                                          14,147,568.04
Pool Prepayment Rate                                                 59.3146 CPR

------------------------------------------------------------
                 Certificate Information
------------------------------------------------------------
Group 1
-------
Senior Percentage                                                 89.9343292890%
Senior Prepayment Percentage                                     100.0000000000%

        THE
      BANK OF
        NEW
        YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-10

-------------------------------------------------------------
                   Certificate Information
-------------------------------------------------------------
Group 1
-------
Subordinate Percentage                                            10.0656707110%
Subordinate Prepayment Percentage                                  0.0000000000%

Certificate Account

Beginning Balance                                                           0.00

Deposit
Payments of Interest and Principal                                 15,554,949.92
Liquidation Proceeds                                                        0.00
All Other Proceeds                                                          0.00
Other Amounts                                                               0.00
                                                                   -------------
Total Deposits                                                     15,554,949.92

Withdrawals
Reimbursement of Servicer Advances                                          0.00
Payment of Master Servicer Fees                                        31,869.73
Payment of Sub Servicer Fees                                              537.76
Payment of Other Fees                                                       0.00
Payment of Insurance Premium(s)                                             0.00
Payment of Personal Mortgage Insurance                                      0.00
Other Permitted Withdrawal per the Pooling and Service Agreement            0.00
Payment of Principal and Interest                                  15,521,861.37
                                                                   -------------
Total Withdrawals                                                  15,554,268.86

Ending Balance                                                            681.06

Prepayment Compensation
Total Gross Prepayment Interest Shortfall                               8,993.94
Compensation for Gross PPIS from Servicing Fees                         8,993.94
Other Gross PPIS Compensation                                               0.00
                                                                        --------
Total Net PPIS (Non-Supported PPIS)                                         0.00

Master Servicing Fees Paid                                             31,869.73
Sub Servicing Fees Paid                                                   537.76
Insurance Premium(s) Paid                                                   0.00
Personal Mortgage Insurance Fees Paid                                       0.00

        THE
      BANK OF
        NEW
        YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-10

Other Fees Paid                                                             0.00
                                                                       ---------
Total Fees                                                             32,407.49

---------------------------------------------------------
                   Delinquency Information
---------------------------------------------------------
Group 1
-------

Delinquency                                    30-59 Days               60-89 Days                 90+ Days                   Totals
-----------                                    ----------               ----------                 --------                   ------
Scheduled Principal Balance                  2,140,789.76             1,420,448.04             1,869,084.78             5,430,322.58
Percentage of Total Pool Balance                1.177580%                0.781343%                1.028124%                2.987047%
Number of Loans                                         7                        4                        5                       16
Percentage of Total Loans                       1.282051%                0.732601%                0.915751%                2.930403%

Foreclosure
-----------
Scheduled Principal Balance                                                                                               949,363.51
Percentage of Total Pool Balance                                                                                           0.522215%
Number of Loans                                                                                                                    3
Percentage of Total Loans                                                                                                  0.549451%

Bankruptcy
----------
Scheduled Principal Balance                                                                                                     0.00
Percentage of Total Pool Balance                                                                                           0.000000%
Number of Loans                                                                                                                    0
Percentage of Total Loans                                                                                                  0.000000%

REO
---
Scheduled Principal Balance                                                                                               279,477.68
Percentage of Total Pool Balance                                                                                           0.153732%
Number of Loans                                                                                                                    1
Percentage of Total Loans                                                                                                  0.183150%

Book Value of all REO Loans                                                                                                     0.00
Percentage of Total Pool Balance                                                                                           0.000000%

Current Realized Losses                                                                                                         0.00
Additional Gains (Recoveries)/Losses                                                                                            0.00
Total Realized Losses                                                                                                     325,103.60

        THE
      BANK OF
        NEW
        YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-10

-----------------------------------------------------------
       Subordination/Credit Enhancement Information
-----------------------------------------------------------
Protection                                         Original              Current
----------                                         --------              -------
Bankruptcy Loss                                  161,144.00           161,144.00
Bankruptcy Percentage                             0.035742%            0.088640%
Credit/Fraud Loss                              9,017,117.00                 0.00
Credit/Fraud Loss Percentage                      2.000000%            0.000000%
Special Hazard Loss                            4,508,604.00         2,277,496.96
Special Hazard Loss Percentage                    1.000010%            1.252778%

Credit Support                                     Original              Current
----------                                         --------              -------
Class A                                      430,566,888.62       162,620,316.49
Class A Percentage                               95.499905%           89.452240%

Class M                                       10,144,600.00         9,793,679.75
Class M Percentage                                2.250076%            5.387190%

Class B1                                       4,508,600.00         4,352,639.30
Class B1 Percentage                               1.000009%            2.394248%

Class B2                                       1,803,400.00         1,741,017.11
Class B2 Percentage                               0.399995%            0.957678%

Class B3                                       1,127,200.00         1,088,208.10
Class B3 Percentage                               0.250013%            0.598588%

Class B4                                       1,127,100.00         1,088,111.55
Class B4 Percentage                               0.249991%            0.598535%

Class B5                                       1,578,041.31         1,111,718.08
Class B5 Percentage                               0.350010%            0.611521%

-----------------------------------------------------------
                Reserve Fund Information
-----------------------------------------------------------
a12reserve
----------
Beginning Balance
Deposits                                                                    0.00
Accrued Interest                                                            0.00
Withdrawals                                                                 0.00
Ending Balance                                                              0.00

        THE
      BANK OF
        NEW
        YORK

101 Barclay St., 8W
New York, NY 10286

Attn: Courtney Bartholomew
       212-815-3236

                             Countrywide Home Loans
                       Mortgage Pass-Through Certificates
                                 Series 1999-10

a14reserve
----------
Beginning Balance                                                           0.00
Deposits                                                                    0.00
Accrued Interest                                                            0.00
Withdrawals                                                                 0.00
Ending Balance                                                              0.00